UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: December 27, 2011
DATE OF EARLIEST EVENT REPORTED: December 16, 2011

000-53725
(Commission file number)

 Blast Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

14550 Torrey Chase Blvd, Suite 330
Houston, Texas 77014
(Address of principal executive offices)

(281) 453-2888
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Modification Agreement

The Modification Agreement disclosure in Item 2.01 of this Current Report on Form 8-K (the "Current Report") is incorporated herein by reference.

Placement Agent Warrants

The placement agent warrant issuance disclosure in Item 3.01 of this Current Report on Form 8-K (the "Current Report") is incorporated herein by reference.

Amendment to Warrant Agreement

On October 7, 2011, Blast Energy Services, Inc., a Texas corporation (the "Company" or "Blast") and a third party lender (the "Lender") amended a warrant granted in October 2011 to purchase 12,000,000 shares of the Company's common stock, par value $0.001 per share of the Company (the "Warrant") in exchange for certain mutual promises and covenants and for consideration of $30,000 paid by the Lender to the Company.  This amendment was reported on October 13, 2011 on a Current Report on Form 8-K (the "First Amendment").  On December 16, 2011, the First Amendment was further amended to include that the $30,000 payment by Lender was the waiver of an outstanding mandatory prepayment obligation by the Company to the Lender and that the Company shall pay the Lender an additional $30,000 fee at the maturity date of the Company's $2,522,111 secured notes with the Lender, currently due in February 24, 2012.  A copy of this Second Amendment to the Warrant Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Second Amendment to the Warrant Agreement.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Modification Agreement

On December 22, 2011, the Company entered into a Modification Agreement ("Modification Agreement") with Solimar Energy, LLC ("Solimar").  The Modification Agreement amended certain existing agreements, including the Guijarral Hills Farmout Agreement dated January 31, 2011 ("Farmout Agreement") and the related Guijarral Hills Joint Operating Agreement ("JOA") with Solimar, which provided Blast the right to participate in a field extension drilling project to exploit an undeveloped acreage position in the Guijarral Hills Field located in the San Joaquin basin of central California. Solimar is a wholly-owned subsidiary of Solimar Energy Limited, a publicly-traded company on the Australia Stock Exchange based in Melbourne, Australia.

Under the terms of the Modification Agreement, Solimar forgave certain monies owed by Blast to Solimar, which totaled $311,872, in exchange for Blast's assignment of 25% of the 100% working interest in the GH 76-33 Well (modifying the Farmout Agreement which provided for Blast to hold 50% of the 100% working interest), and Blast agreed to participate on all go-forward costs associated with the Guijarral Hills project on a heads up 25% of 100% basis (governed by the JOA).  A copy of the Modification Agreement is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Modification Agreement also provided the right for the Company to earn an additional 10% of 100% working interest in the well and project by paying Solimar the amount forgiven ($311,872) by March 8, 2012, subject to the terms and conditions of the Modification Agreement.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Modification Agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 22, 2011, the Company granted warrants to purchase 1,200,000 shares of restricted Common Stock to Trident Partners Ltd (or its assigns), in connection with capital raising services rendered in February 2011 and December 2011, under that certain Placement Agreement with Trident Partners Ltd, dated November 15, 2010, and reported on a Current Report on Form 8-K filed on March 2, 2011.  The warrants are exercisable for one penny ($0.01) per share of restricted common stock and have a one (1) year term.  A copy of the Placement Agent Warrant Agreement is filed as Exhibit 2.2 hereto and incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Placement Agent Warrant Agreement.

Blast claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "Act") for the above grant since the transaction involving such grant did not involve a public offering, the recipient took the securities for investment and not resale, and Blast took appropriate measures to restrict transfer.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On December 22, 2011, Michael L. Peterson, interim Chief Executive Officer and President, member of the Board of Directors (the "Board"), and member of the Board's Compensation Committee, the Board's Nominating and Corporate Governance Committee, and the Board's Audit Committee, resigned those positions from the Company.  Mr. Peterson notified the Board that he was resigning from the Board and its committees and as an officer of the Company, effective immediately, because he wanted more time to devote to other opportunities within the oil and gas exploration industry.

Mr. Peterson's decision to resign was not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.  A copy of Mr. Peterson's resignation letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Roger P. (Pat) Herbert, the current Chairman of the Board of Directors of Blast, was appointed by the Board as interim Chief Executive Officer and President, and the Board voted to reduce its membership from three seats to two seats, effective upon the resignation of Mr. Peterson.

The Company has provided Mr. Peterson with a copy of the disclosures contained in this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

1.1*	Second Amendment to the Warrant Agreement, dated December 16, 2011

2.1*	Modification Agreement, dated December 22, 2011

2.2*	Placement Agent Warrant Agreement, dated December 22, 2011

99.1*	Letter from Michael L. Peterson to the Board of Directors of Blast Energy Services Inc., dated December 16, 2011

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blast Energy Services, Inc.

By:	/s/ Roger P. (Pat) Herbert
Roger P. (Pat) Herbert
Interim President and CEO

Date: December 27, 2011